UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2025

Functional Brands Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42936	85-4094332
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (800) 245-8282

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value share	MEHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2025, Functional Brands Inc. (the “Company”) entered into a Series A Convertible Preferred Stock Purchase Agreement (the “SPA”) with Helena Global Investment Opportunities 1 Ltd. (the “Seller”), pursuant to which the Company agreed to purchase from the Seller, and the Seller agreed to sell to the Company, all of the Seller’s shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”), consisting of 12,022 shares (the “Purchase”).

The purchase price for the Purchase was $15.00 per share or an aggregate of $180,330.00, which the Company funded from its available working capital. The Purchase closed on December 31, 2025 (the “Closing”), upon the satisfaction of customary closing conditions set forth in the SPA, including delivery of the shares. The SPA includes customary representations and warranties and covenants.

After the Closing, the shares of Series A Preferred so purchased by the Company will be cancelled in accordance with the Company’s organizational documents and applicable law, and the Company will cause appropriate entries to be made in its books and records.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

The Company purchased the Series A Preferred described above as part of its ongoing efforts to reduce potential dilution. The Purchase relates solely to the Series A Preferred held by the Seller and does not affect the rights of any other holders of the Series A Preferred.

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “believe,” “intend,” “may,” “will,” and “would” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, the expectations regarding the Closing of the Purchase and the anticipated benefits and impacts of the Purchase. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Series A Convertible Preferred Stock Purchase Agreement dated December 30, 2025
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2026	FUNCTIONAL BRANDS INC.

	By:	/s/ Eric Gripentrog
	Name:	Eric Gripentrog
	Title:	Chief Executive Officer

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